                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       STELLEX PRECISION MACHINING, INC.,
                             a Delaware corporation


         William L. Remley and Richard L. Kramer hereby certify that:

         1. They are the President and Secretary, respectively, of Stellex Precision Machining, Inc., a Delaware corporation (the "Corporation").

         2. Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read as follows:

            "FOURTH. The total number of shares of stock which the corporation has authority to issue is 20,000 shares. All of such shares are Common Stock with no par value per share."

         3. The foregoing amendment of the Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. The foregoing amendment of the Certificate of Incorporation has been duly adopted by the board of directors of the Corporation.

         5. The foregoing amendment of the Certificate of Incorporation has been duly approved by the required vote of stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares of the corporation is One Hundred (100) shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


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         We further declare that the matters set forth in this certificate are true and correct of our knowledge.


Date: April 19, 1999


                                         /s/ William L. Remley
                                         -------------------------------
                                         William L. Remley, President


                                         /s/ Richard L. Kramer
                                         -------------------------------
                                         Richard L. Kramer, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF

                        PREMACH ACQUISITION CORPORATION,
                             a Delaware corporation

         William L. Remley and Richard L. Kramer hereby certify that:

         1. They are the President and Secretary, respectively, of PreMach Acquisition Corporation, a Delaware corporation (the "Corporation").

         2. Article FIRST of the Certificate of Incorporation of the Corporation is amended to read as follows:

            "FIRST. The name of the Corporation is Stellex Precision Machining, Inc."

         3. The foregoing amendment of the Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         4. The foregoing amendment of the Certificate of Incorporation has been duly adopted by the board of directors of the Corporation.

         5. The foregoing amendment of the Certificate of Incorporation has been duly approved by the required vote of stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares of the corporation is One Hundred (100) shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare that the matters set forth in this certificate are true and correct of our knowledge.


Date: April 2, 1999


                                       /s/ William L. Remley
                                       -------------------------------
                                       William L. Remley, President


                                       /s/ Richard L. Kramer
                                       -------------------------------
                                       Richard L. Kramer, Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                        PREMACH ACQUISITION CORPORATION,
                             a Delaware corporation


                  FIRST. The name of the corporation is PreMach Acquisition Corporation.

                  SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. The nature of the business of or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH. The total number of shares of stock which the corporation has authority to issue is 1,000 shares. All of such shares are Common Stock with no par value per share.

                  FIFTH. The name and mailing address of the sole incorporator is:

                  Name:               Mailing Address:

                  Janelle Telesford         c/o Winston & Strawn
                                            200 Park Avenue
                                            New York, NY  10166-4193

                  SIXTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

                  SEVENTH. Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

                  EIGHTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of such person's acting as a director of the corporation (and the corporation, in the discretion of the board of directors, may so indemnify a person by reason of the fact that such person is or was an officer or employee of the corporation or is or was serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any liability or expense actually or reasonably incurred by such person in respect thereof. Any repeal or modification of this EIGHTH Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. Such indemnification is not exclusive of any other right of indemnification provided by law, agreement or otherwise.

                  I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my actual deed and that the facts stated herein are true, and accordingly have hereunto set my hand this 5th day of March, 1999.


                                            /s/ Janelle Telesford
                                            -------------------------
                                            Janelle Telesford
                                            Sole Incorporator